Exhibit 31.4

CERTIFICATIONS

I, J. Michael Anderson, certify that:

1.	I have reviewed this report on Form 10-K/A of Layne Christensen Company;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  April 20, 2018

/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and Chief Financial Officer